UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2013

Bulova Technologies Group, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-9358	83-0245581
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Id #)

2409 N Falkenburg Road Tampa, Florida 33619
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (727) 536-6666

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3     Securities and Trading Markets

ITEM 3.03       Material Modification to Rights of Security Holders.

The information set forth under Item 5.03 of this Current Report on Form 8-K is hereby incorporated in this Item 3.03 by reference.

On December 26, 2013, the Company finalized a 1-for-200 reverse split of the Company’s Common Stock to be effective upon the opening on December 30, 2013.

The Company’s new CUSIP number is 120458203. A copy of the press release is attached.

SECTION 5     Corporate Governance and Management

ITEM 5.03       Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Amendment to the Articles of Incorporation,  is set forth in its entirety as follows:

ARTICLE IV – Capital Stock

This Corporation shall be authorized to issue two (2) classes of capital stock to be designated respectively preferred stock (“Preferred Stock”), and common stock (“Common Stock”). The total number of shares of Preferred Stock the Corporation shall have authority to issue is 5,000,000,000 shares at $.000001 par value per share, and the total number of shares of Common Stock the Corporation shall have authority to issue is 500,000,000 at $0.001 par value per share.

On the date of filing of this Articles of Amendment with the Secretary of State of the State of Florida, every two hundred (200) issued and outstanding shares of the Corporation’s previously authorized Common Stock, par value $0.001 per share (the “Old Common Stock”), shall be reclassified and converted into one (1) validly issued, fully paid and nonassessable share of Common Stock, par value $0.001 (the “New Common Stock”). Each certificate representing shares of Old Common Stock shall thereafter represent the number of shares of New Common stock into which the shares of Old Common Stock represented by such certificate were reclassified and converted hereby; provided, however, that each person of record on November 1, 2013, holding a stock certificate or certifications that represented shares of Old Common Stock shall receive, upon surrender of stock certificates of certifications, a new certificate or certifications evidencing and representing the number of shares of New Common Stock to which such person is entitled. No cash will be paid or distributed as a result of the aforementioned reverse stock split of the Corporation’s Common Stock, and no fractional shares will be issued. All fractional shares, which would otherwise be required to be issued as a result of the stock split, will be rounded up to the nearest whole share. The record date of this reverse 1-for-200 stock split shall be November 1, 2013. The authorized shares of the Corporation, as set forth above shall not be affected by any reverse split or division of the shares of any class of shares.

Each share of Common Stock and each share of Preferred Stock shall be entitled to one (1) vote. The holders of the Common Stock and Preferred Stock shall vote together as one class and not as separate classes or series. Other than the right to one (1) vote per share, the Preferred Stock shall have no dividend rights, liquidation preference, redemption rights, conversion rights or other preferences.

The capital of the Corporation will not be reduced under or by reason of this Amendment.

SECTION 9     FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01       Financial Statements and Exhibits

(d)- Exhibits

99.1 Press Release announcing reverse 200-1 stock split

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bulova Technologies Group, Inc.

(Registrant)

Date: December 26, 2013	By:	/s/ Stephen L Gurba
		Name:	Stephen L Gurba
		Title:	Chief Executive Officer and President

Exhibit

99.1	Press Release announcing reverse 200-1 stock split